EXHIBIT 10.2
CUSTOMER AGREEMENT
In consideration of the acceptance by Fimat USA, LLC (“FIMAT”) of one or more accounts (the “Account(s)”) of the undersigned (“Customer”), and of FIMAT acting as broker for Customer, the Customer agrees as follows:
I.	RISKS AND AUTHORITY
A.	Risks of Commodity Trading. In addition to the Commodity Futures Trading Commission (“CFTC”) mandated Risk Disclosure Statement attached hereto, Customer understands that (i) Customer may be trading in commodity futures contracts, options on commodity futures contracts, foreign futures contracts and options on foreign futures contracts (collectively, “Commodity Futures Contracts”), securities and securities options (collectively, “Securities”), derivative instruments, spot and forward contracts, physical commodities, cash and other properties and options thereon (collectively, “Other Account Instruments”) and/or currencies and foreign exchange contracts and options thereon (“Forex,“and together with Commodity Futures Contracts, Securities, Other Account Instruments and Forex being herein collectively defined as “Commodities”), and such trading is highly speculative, (ii) prices are subject to sharp upward and downward movements, (iii) price fluctuations may result in losses which substantially exceed the capital in Customer’s Account(s), (iv) on trading days on which the subject of Customer’s trading reaches its permissible exchange price limit, trading may cease, as a result of which Customer may be locked into substantial losses, and (v) in transactions on exchanges on which foreign currency is used, any profit or loss may be affected by exchange rate fluctuations. Customer is willing and able, financially and otherwise, to assume the risks of such trading. Customer recognizes that assurance of profit or freedom from loss is impossible to guaranty. Customer has received no assurance and will place no orders in reliance on any such assurance or similar representations. Customer understands that FIMAT may without notice to Customer exercise any of the remedies listed in Sections III.O and IV hereof if Customer fails to maintain adequate margin or if any other event of default occurs. Customer agrees to review carefully each confirmation statement FIMAT sends Customer and notify FIMAT immediately in accordance with Section III.F hereof.

B.	FIMAT’s Authority and Responsibility. Customer authorizes FIMAT to purchase and sell Commodities, as agent for Customer’s Account(s) in accordance with the oral or written instructions of Customer or persons authorized in writing to act, or persons reasonably believed by FIMAT to be acting, on Customer’s behalf. Unless Customer specifies to the contrary, FIMAT is authorized to execute all orders on any exchange or other market where such business is conducted which may be deemed by FIMAT, in its sole discretion, to be appropriate. Customer hereby waives any defense that any such instruction was not in writing, as may be required by any law, rule or regulation. FIMAT agrees to provide the services contemplated hereunder in any commercially reasonable manner.

Customer authorizes FIMAT or its agents to investigate Customer’s credit standing and in connection therewith to contact such banks (including, without limitation, any of FIMAT’s Affiliates, such as Societe Generale), financial institutions and credit agencies, as FIMAT shall deem appropriate to verify information regarding Customer. Customer authorizes FIMAT, in its sole discretion, to provide and/or exchange any financial information with respect to Customer with any of FIMAT’s Affiliates.

C.	Introduced Accounts (Only if applicable). Customer understands that Customer’s Account(s) with FIMAT was introduced to FIMAT by an Intermediary (as defined in Section II.F below), and that, except for companies which are members of the FIMAT Group, the Intermediary is an independent business entity which is not in any way affiliated with or an agent of FIMAT. Customer hereby authorizes FIMAT to accept all orders and instructions from its Intermediary and hereby ratifies all orders and instructions, which

FIMAT believes in good faith to have been transmitted by its Intermediary on Customer’s behalf, which FIMAT is authorized to act upon. If Customer is dealing with an Intermediary, make all checks payable to, and wire all funds directly to “Fimat USA, LLC”. FIMAT INTERMEDIARIES DO NOT HANDLE CUSTOMER FUNDS, EXCEPT TO FORWARD TO FIMAT CHECKS MADE OUT TO FIMAT.
D.	Customer Representations and Warranties. Except as disclosed in writing to FIMAT prior to execution and delivery of this Agreement or in a subsequent written notice from Customer to FIMAT, Customer represents and warrants as follows: (1) Customer is not (a) a general partner, officer, director, more than ten percent owner, correspondent, agent (or person associated with an agent), associated person, or employee of a futures commission merchant, commodity trading advisor, commodity pool operator, or an introducing broker, (b) a relative, spouse, or relative of a spouse of any of the foregoing persons who shares the same home with any such person, (c) a member of an exchange or a director or employee of an exchange, bank, trust company, insurance company, or regulatory or self-regulatory organization, or (d) engaged individually or as an employee in the business of dealing, as broker or principal, in Commodities other items, documents of title relating to Commodities, bills of exchange, acceptances, or other forms of commercial paper, and if Customer becomes so employed or engaged Customer will promptly notify FIMAT in writing; (2) Customer, if applicable, (a) is duly organized and in good standing under the laws of the jurisdiction in which it was organized and in all jurisdictions where it is qualified to do business; (b) has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement and such Other Agreement, including without limitation, the granting of any security interests in the Collateral as contemplated hereby and thereby; (c) none of the execution, delivery or performance by Customer of its obligations under this Agreement or such Other Agreement conflict with the provisions of any material contract, agreement or instrument binding upon you or your properties, or the provisions of any law, statute, rule, regulation or decree, order or determination of any court of law applicable to Customer; and (d) no consent, authorization, permit or filing is required in connection with the execution, delivery and performance by Customer of this Agreement or such Other Agreement, except those that have been obtained or made and filings necessary to create, perfect and retain any security interest in, or lien upon, any Collateral for any of Customer’s obligations to FIMAT; (3) Customer, if an individual, is of sound mind, legal age and legal competence; (4) no person other than Customer has or will have an interest in Customer’s Account(s) except as otherwise disclosed in writing to FIMAT; and (5) all the information provided in the Customer Application is true, correct and complete as of the date hereof and that Customer will promptly notify FIMAT of any material changes in such information.

E.	Customer is Principal. Unless Customer has advised FIMAT in writing otherwise prior to execution and delivery of this Agreement, Customer is acting for Customer’s Account(s) as principal and not as agent in transactions under this Agreement. Customer will give written notice to FIMAT before granting any person or entity any interest in Customer’s Account(s) or undertaking to act as agent for any party with respect to Customer’s Account(s).
II.	DEFINITIONS (As used in the singular or plural)
A.	Affiliate. “Affiliate” includes Societe Generale, Fimat International Banque, SA, Fimat Americas SAS and SG Tandem, Inc. and any of their affiliates or subsidiaries.

B.	Agreed by FIMAT. “Agreed by FIMAT” means an agreement in writing under the hand of a person whose name and signature at the material time appear on a list of authorized signatories maintained by FIMAT at its offices. A copy of the list is available for inspection upon reasonable notice at FIMAT’s offices during usual business hours.

C.	Applicable Law. “Applicable Law” shall have the meaning set forth in Section III.A.3 below.

D.	Collateral. “Collateral” means all of Customer’s right, title and interest in and to all goods and other property, including without limitation, Commodities, the Account(s), inventory, documents, accounts, general intangibles, chattel paper and all proceeds of such property including but not limited to interest on or profits from the Account(s). Any property en route to or allocated by any third party to FIMAT and/or any Affiliate shall be deemed “Collateral” for purposes of this Agreement.

E.	Commodity Exchange. “Commodity Exchange” means any exchange, association, contract market or clearing association, whether incorporated or unincorporated, or persons who are engaged in the business of buying or selling any commodity or receiving the same for sale on consignment.

F.	Intermediary. “Intermediary” includes an introducing broker, fully disclosed futures commission merchant, foreign broker, or any other person or entity acting in a similar capacity.

G.	Liability. “Liability” means all Customer’s obligations direct or indirect to FIMAT or its Affiliates of whatever form and however arising, including any indebtedness now or hereafter existing under this Agreement or any Other Agreement or any debit balances in the Account(s).

H.	Other Agreement. “Other Agreement” means any and all agreements, documents and instruments (including, without limitation, promissory note(s), security agreement(s), pledge agreement(s) and guaranty(s)) executed by or on behalf of Customer in favor of FIMAT and/or an Affiliate, as such agreements, documents and instruments may be amended, supplemented or otherwise modified from time to time in accordance with their respective terms.
III.	TERMS OF TRANSACTIONS
A.	Applicable Rules and Terms. The Account(s) and all transactions and agreements in respect of the Account(s) shall be subject to:
1.	the terms of this Agreement and any other terms Agreed by FIMAT and Customer;

2.	FIMAT’s terms from time to time in effect with respect to the specific type of transaction and the terms of FIMAT’s confirmation of the transaction, except to the extent specifically inconsistent with Subsection III.A.1 above;

3.	the regulations of all applicable Federal, state and self-regulatory agencies or authorities, including but not limited to: (i) the provisions of the Commodity Exchange Act, as amended, and any rules, regulations, orders and interpretations promulgated thereunder by the CFTC; and (ii) the constitution, by-laws, rules, regulations, orders and interpretations of the Commodity Exchange (and its clearing house, if any) on which such transactions are executed and cleared, and any relevant registered futures association, including, without limitation, the National Futures Association (“NFA”), except to the extent Subsections III.A.1 or

III.A.2 above provide more specific restrictions. All such provisions, rules, regulations, orders, interpretations, constitution, by-laws, custom and usage are hereinafter collectively referred to as “Applicable Law;” and
4.	customary practice in the trade, except to the extent specifically inconsistent with Subsections III.A.1, III.A.2, or III.A.3 above.
B.	Margin. Customer will pay to FIMAT (and only to FIMAT) all amounts FIMAT requires as margin or to satisfy any other of Customer’s obligations under this Agreement in U.S. Dollars in immediately available funds, unless otherwise agreed, as FIMAT requires. FIMAT at any time may change the margin requirements with respect to Customer’s Account(s) for existing positions as well as for new positions. The required margin may exceed the margin required by the Commodity Exchange (and its clearing house, if any) on which trades are cleared on behalf of Customer.

FIMAT has no obligation to notify Customer of any insufficiency of margin in Customer’s Account(s) prior to exercising rights and remedies under Section IV of this Agreement.

C.	Fees and Commissions. Customer will pay the fees and commissions FIMAT charges from time to time. FIMAT may share its fees, commissions and amounts accruing on Customer’s Account(s) with persons that introduce Customer to FIMAT or provide other services to FIMAT.

D.	Interest. If Customer fails to pay FIMAT in immediately available funds any sum when due, then unless otherwise provided in any Other Agreement, Customer will pay interest to FIMAT on the unpaid sum, while outstanding, at the lesser of (i) the maximum legal rate or (ii) 150% of the publicly announced prime lending rate of Societe Generale New York Branch as in effect from time to time while the unpaid sum is outstanding, compounded monthly. Customer acknowledges that FIMAT may receive and retain as its own any increment or interest accruing from any of the funds FIMAT receives from Customer.

E.	No Standard Requirement. FIMAT has no obligation to impose uniform margin requirements, to publish details of fees or commissions, or to charge uniform fees, commissions or interest rates.

F.	Confirmations and Statements. FIMAT will promptly confirm in writing all transactions undertaken for Customer’s Account(s). Customer shall timely review all confirmations received from FIMAT to check that the description of the transactions is accurate and that no transaction is omitted. Customer is conclusively bound by FIMAT’s confirmations and statements of Customer’s Account(s) if Customer does not object in writing before the earlier of ten days following transmission to Customer or by market opening on the day following Customer’s actual receipt of such confirmation statements. With respect to transactions, which Customer authorizes but for which no confirmation is received, Customer shall be deemed to have waived all objections unless FIMAT has received Customer’s written request for a copy of the confirmation within five days of the transaction date. Customer understands that Customer should direct inquiries to FIMAT at 630 Fifth Avenue, Suite 500, New York, New York 10111, Attention: Compliance Department, or such other address as FIMAT may hereafter provide Customer. For the reporting of any alleged unauthorized trades or other trade improprieties, FIMAT authorizes and will accept “collect” telephone calls to the Compliance Department at (212) 504-7446. FIMAT is not bound by prices or transactions reported in error on confirmations and statements of Customer’s Account(s).

Customer hereby authorizes FIMAT to transmit to it all confirmation and other statements of account activity, funds and positions by facsimile transmission or through the Internet to such address as Customer designates on the Customer Application, or as Customer designates from time in a writing addressed to the Compliance Department, as set forth in this paragraph. FIMAT reserves the right to assess its standard charge from time to time in effect for confirmation and other statements of account activity, funds and positions provided to customer through any other medium, as well as for duplicate statements of any kind. This authorization shall be perpetual, unless revoked in writing by Customer in a writing addressed to the Compliance Department, as set forth in this paragraph.
G.	Capacity of FIMAT; Floor Brokers and Others; Indemnification. FIMAT will execute Customer’s transactions solely as agent of Customer. In executing transactions on a Commodity Exchange, FIMAT may utilize floor brokers (who may be employees or other agents of FIMAT), and will be responsible for reasonable care in the selection of such brokers, but will not be responsible to Customer for negligence or misconduct of an independent floor broker if, at the time the floor broker was selected, the floor broker was authorized to act as such under the rules of the relevant Commodity Exchange and the appropriate regulatory agency. FIMAT will not be responsible to Customer in the event of error, failure, negligence, or misconduct on the part of any Intermediary, commodity trading advisor, or other person acting on Customer’s behalf and, without limiting the foregoing, FIMAT has no obligation to investigate the facts surrounding any transaction in Customer’s Account(s) which is introduced by such Intermediary, commodity trading advisor, or other person. Customer will indemnify FIMAT and hold it harmless from and against any and all liabilities, penalties, losses, and expenses, including legal expenses, incurred by FIMAT as a result of any error, failure, negligence, or misconduct on the part of any such Intermediary, commodity trading advisor, or other person acting on Customer’s behalf. FIMAT shall not be responsible for any loss or damage caused, directly or indirectly, from any delays or inaccuracies in the transmission of orders, including but not limited to our automated order routing systems, or other information due to a breakdown in or failure of any transmission or communication facilities for any reason including those reasons described in Section V.D. hereof. FIMAT shall only be liable for actions or inactions by FIMAT which amount to gross negligence or fraud. Customer also agrees that FIMAT shall not be liable to Customer for any losses, costs, expenses, or other damages sustained by Customer in the event of any failure or delay by any exchange, market, clearing house, bank or other depository institution where any of Customer’s funds or other assets are maintained, or a failure or delay by any member, bank or agent of any of the foregoing, or a failure or delay by any of the foregoing to enforce its rules, to fulfill its obligations, or to make any payment, for any reason whatsoever. Customer waives any claim, cause of action or right as against FIMAT, its employees or agents which may arise or occur as a result thereof.

H.	Transaction Limits; Acceptance of Orders. FIMAT, solely for its own benefit and the benefit of other customers, may limit the number of transactions FIMAT executes, and the open positions FIMAT maintains or acquires, for Customer. Customer, acting alone or in concert with others, will not make any trade through FIMAT which would have the effect of exceeding the lower of limits imposed by FIMAT, the Commodity Exchange on which the transactions are executed, or any regulatory agency. If Customer exceeds its limit, FIMAT may require the transfer of Customer’s positions to another firm, or FIMAT may liquidate some or all of the Customer’s positions as FIMAT elects in its sole discretion. Customer agrees to promptly advise FIMAT if Customer is required to file reports of its positions to the CFTC or any Commodity Exchange.

I.	Liquidation of Offsetting Positions. FIMAT shall liquidate any contract for which an offsetting order is entered by Customer on a first in, first out (“FIFO”) basis, unless Customer instructs FIMAT not to liquidate such contract and to maintain the offsetting contracts as open positions; provided, that FIMAT shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide FIMAT with any representations, documentation or information reasonably requested by FIMAT or if in FIMAT’s reasonable judgment, any failure to liquidate such offsetting contracts against each other on a FIFO basis would result in a violation of Applicable Law.
J.	Separate Accounts. Pursuant to CFTC Rule 1.46(e)(1), if FIMAT maintains or directs the trading for more than one account for Customer then, if held open, offsetting long and short positions in the separate accounts may result in the charging of additional fees and commissions and the payment of additional margin, although offsetting positions will result in no additional market gain or loss.

K.	Failure of Delivery. At least five business days prior to the earlier of first notice or last trading day of the delivery month, Customer must advise FIMAT whether Customer intends to take or make delivery, as the case may be, of items purchased and sold by FIMAT at Customer’s direction, and, if delivery is intended, Customer must demonstrate to FIMAT’s satisfaction Customer’s ability to perform Customer’s delivery obligations, in any manner required by FIMAT including, without limitation, by depositing with FIMAT the funds or documents necessary for delivery. If Customer fails to so advise FIMAT or to demonstrate satisfactorily Customer’s ability to perform, then without notice or demand to Customer, FIMAT may, but shall have no duty to, liquidate such positions on terms FIMAT deems reasonable, or take any other action FIMAT deems reasonable, including taking or making delivery as the case may be. If Customer fails to supply FIMAT, in a timely manner, with any item FIMAT has sold at Customer’s direction, FIMAT may borrow or purchase the item from any party, including an Affiliate, to make the delivery. FIMAT has no duty to borrow or purchase the item. Customer shall comply fully with Applicable Law relating to taking or making any delivery, and shall, if taking delivery, take all steps as provided thereunder to ensure that all items to be delivered are in compliance with Applicable Law. Customer will hold harmless and indemnify FIMAT for all liabilities, penalties, losses, and expenses, including any legal expenses and any penalties imposed by any Commodity Exchange, FIMAT incurs or reasonably anticipates incurring if Customer fails timely (1) to take good delivery of any item FIMAT has purchased at Customer’s direction, (2) to supply FIMAT with or otherwise make good delivery of any item FIMAT has sold at Customer’s direction, or otherwise, in connection with a delivery, or (3) to comply with Applicable Law, and FIMAT may in the event of any such failure, apparent failure, or otherwise withhold from Customer’s Account(s) with FIMAT or any Affiliates the amount (however denominated) estimated by FIMAT as sufficient to satisfy the above indemnity, for application as FIMAT deems appropriate.

L.	Forwarding and Storage of Material. If FIMAT on Customer’s behalf arranges for packaging, shipping, storage, or insurance, FIMAT’s only liability will be for gross negligence or willful misconduct in the making of the arrangements.

M.	Reimbursement for Taxes, Etc. Customer will indemnify FIMAT for all taxes, levies, imposts, duties, charges, and fees (including legal expenses) incurred in connection with any sale, purchase, forwarding or storage.

N.	Payment. Customer’s payments must be in freely transferable and immediately available funds to FIMAT’s account at a bank designated by FIMAT and without deduction for any taxes, imposts, duties, charges, or fees and free and clear of any withholding, restrictions, or conditions of any nature when received by FIMAT. Payments may not be effected by the delivery of bank notes or other legal tender unless Agreed by FIMAT. FIMAT may withhold any delivery until it receives payment in the foregoing manner.

O.	Closeout. Whenever FIMAT, in its sole discretion, considers it necessary for Customer’s protection or for FIMAT’s protection, FIMAT may, but is not obligated to, refuse to accept new positions and/or close out or otherwise liquidate Customer’s positions, and Customer will be liable for any deficiency in Customer’s Account(s) that may result therefrom.

P.	Options Exercise. Customer agrees that if Customer has a commodity option position with FIMAT and does not provide timely instructions regarding the exercise of a commodity option on the last day of trading in that option, FIMAT, in its sole discretion and without prior notice to Customer, is authorized to exercise or abandon (i.e., let expire) the option. Customer further agrees that any exercise or abandonment of an option by FIMAT pursuant to this Agreement shall be for Customer’s sole account and risk and FIMAT shall have no liability with respect thereto, and FIMAT shall have no duty to exercise such authority. Customer further agrees that, without FIMAT’s written consent, Customer may not, on any day, exercise more than 20 options contracts with FIMAT unless Customer has margin with FIMAT in excess of the amount of margin FIMAT requires for the futures contracts Customer would be assigned as a result of such exercise.

Customer acknowledges that FIMAT’s confirmation of purchase and sale statements will reflect option expiration dates that FIMAT obtains from sources generally believed to be reliable, and FIMAT will be responsible only for gross negligence, willful misconduct or fraud in connection therewith. If Customer holds options with a Friday expiration date, it is possible that, if a grantor, Customer could be assigned a futures position after the expiration of the option on Friday, and on some exchanges, as late as Saturday morning.

Q.	Adjustments. On rare occasion FIMAT may, in error, not fill Customer’s order or fill Customer’s order at a price which is less favorable than the price which could have been obtained if the error had not occurred. In these circumstances, FIMAT will give Customer the filled order and cash adjust Customer’s Account(s) so as to reflect the price at which the order could have been executed had the error not occurred. Customer agrees however that, if when correcting its error, FIMAT obtains a position at a better price than Customer’s order could have been filled at, Customer will only receive the fill Customer could have obtained if Customer’s orders had been executed without error (and FIMAT will receive any difference).

R.	Exchange of Physical for Futures Transaction. Customer agrees to create, retain, and produce, upon request of a Commodity Exchange, the CFTC, or the United States Department of Justice, documentation of cash transactions underlying exchanges of futures for cash commodities or exchanges of futures in connection with cash commodity transactions in accordance with Applicable Law. Documentation means those documents customarily generated in accordance with cash market practices and/or required by the relevant Commodity Exchange or regulatory authority which demonstrate the existence and nature of the underlying cash transactions, including, but not limited to, contracts, confirmation statements, telex printouts, invoices, and warehouse receipts or other documents of title.

S.	Direct Order Transmittal Client Disclosure. On occasion, when FIMAT’s offices are closed, Customer may request that FIMAT grant it authority to place orders directly with one or more of FIMAT’s non-U.S. Affiliates for execution on non-U.S. exchanges, or for transactions on U.S. exchanges to be executed on GLOBEX, NYMEX ACCESS or other electronic trading systems. If FIMAT grants Customer such authority, the following conditions shall apply: (1) the order(s) Customer places with FIMAT’s non-U.S. Affiliate will be for FIMAT’s omnibus account maintained directly or indirectly with FIMAT’s non-U.S. Affiliate; (2) Customer will be a client of FIMAT and not of the non-U.S. Affiliate; (3) all monies, securities and property of Customer will be maintained by FIMAT; and (4) unless Customer objects within five days after receipt of this Agreement, FIMAT may assume Customer consents to these conditions.
IV.	SECURITY AGREEMENT AND DEFAULT PROVISIONS

A.	Security Interest. Customer hereby grants FIMAT a security interest in the Collateral and proceeds thereof, as security for the prompt payment and performance of any and all Liabilities.

B.	FIMAT’s Rights Respecting Collateral. Customer will sign and deliver all agreements, instruments, certificates and documents FIMAT requests to create, perfect, preserve and protect the security interest in any of the Collateral, accompanied by such instruments of assignment and transfer and in such form as FIMAT shall reasonably request. Customer appoints FIMAT as Customer’s agent to sign, deliver, complete and file any such agreements, instruments, certificates and documents on Customer’s behalf. FIMAT has no obligation to return an identical item of Collateral, but only to replace the item with property of like kind and substantially similar quantity, subject to adjustment for quantity variations at then prevailing market prices. FIMAT may, at any time and without limitations except those imposed by law, pledge, re-pledge, hypothecate, loan or invest any Collateral without notice to Customer or the obligation to account to Customer for any interest, income, or other benefit from any of the Collateral. Customer agrees to permit FIMAT and/or its agents and representatives at any time to inspect any of the Collateral and make abstracts or copies from any of Customer’s books and records pertaining to the Collateral. The right is expressly granted to FIMAT, in its sole discretion, to notify warehousemen, consignees, bailees or any other persons in possession of Collateral of FIMAT’s security interest therein. Unless Agreed by FIMAT, the undersigned will not file or authorize or permit to be filed in any jurisdiction any such financing or like statement in which FIMAT is not named as the sole secured party. Upon the request of FIMAT, Customer shall, at Customer’s expense, keep insured all Collateral which is tangible property for full value, with such coverage as FIMAT may approve, and the policies shall be duly endorsed in FIMAT’s favor and delivered to FIMAT.

C.	Events of Default. In addition to any “Event of Default” which may be defined in any Other Agreement, and not by way of limitation of any right FIMAT otherwise has to demand payment at any time of any of the Liabilities, the following events shall constitute an “Event of Default”: (1) Customer breaches, repudiates, or defaults in any way on any agreement with FIMAT or any Affiliate (including Customer’s agreement to provide margin) or with any third party; or (2) FIMAT, in its sole discretion, determines that it has sufficient grounds for insecurity with respect to Customer’s performance of any obligation to any person and Customer fails to provide assurance of performance of the obligation satisfactory to FIMAT; or (3) any proceeding is commenced by or against Customer under any bankruptcy, insolvency, relief of debtor, or similar law, or Customer makes an assignment for the benefit of creditors, a receiver, trustee, conservator, liquidator or similar officer is appointed for Customer or any of Customer’s property; or (4) Customer’s Account(s) are attached or levied against; or (5) any of Customer’s representations to FIMAT or any Affiliate, whenever or wherever made, were misleading when made or deemed made or later becomes untrue; or (6) Customer dies, is disabled or becomes legally incompetent; or (7) Customer or any organization of which Customer is a member suspends or threatens to suspend the transaction of its usual business, or any proceeding is commenced with respect to any of Customer’s property or any such organization; or (8) Customer is a party to any merger, consolidation or sale of all or substantially all of its assets unless Agreed by FIMAT prior thereto; or (9) FIMAT has reason to believe that any of the foregoing is likely to occur imminently.

D.	FIMAT’s Remedies Upon Default.
1.	Customer absolutely and unconditionally agrees that upon the occurrence of an Event of Default, FIMAT, on behalf of itself and as agent for any Affiliate, may exercise any one or more of the following remedies (except that, upon the occurrence of any Event of Default set forth in Section IV.C.(3) above, the remedies specified in subparagraphs a, b, c, and g below shall thereupon be deemed for all purposes to have been exercised, immediately and without action by FIMAT), with only such notice as is required by Applicable Law and cannot be waived, without prejudice to any other remedies:
a.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may terminate any or all of FIMAT’s and/or any Affiliates obligations to Customer for future performance;

b.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may treat any or all of Customer’s Liabilities and/or Customer’s obligations to any Affiliates, including credit or debit balances, as immediately due, and may treat all limits, margin facilities and call tolerance facilities in place as revoked;

c.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may consolidate Customer’s Account(s) or any of them at FIMAT and/or any Affiliates;

d.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may sell any or all non-cash Collateral held long by FIMAT and/or any Affiliates;

e.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may close out or hedge for Customer’s Account(s) any or all open positions in Customer’s Account(s) at FIMAT and/or any Affiliates pursuant to Section III.O above or otherwise, in any manner it deems reasonable under the circumstances;

f.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may borrow, lend, sell or buy from any party, including itself and/or any Affiliates, any property necessary to cover or hedge any or all positions in Customer’s Account(s) at FIMAT and/or any Affiliates; and

g.	FIMAT, on its own behalf and/or on behalf of any of its Affiliates, may offset the proceeds of the sale of non-cash Collateral, cash Collateral, and sums owing Customer by FIMAT and/or Affiliates (including any sums arising from the operation of this Section D), against Customer’s Liabilities and Customer’s obligations to any Affiliates, without prejudice to FIMAT’s right to recover the balance of Customer’s Liabilities and any Affiliates’ right to recover the balance of Customer’s obligations to them.
Customer appoints FIMAT as Customer’s agent to sign, complete, and deliver any and all documents necessary or desirable to carry out the foregoing. None of FIMAT nor any of its Affiliates, nor any of its agents or representatives will be responsible for losses or lost profits, accrued or anticipated, resulting from any position or transaction entered to enforce the foregoing remedies. Customer waives the right of set off in any action brought by FIMAT to collect amounts owned by Customer to FIMAT.

Customer will indemnify and hold harmless FIMAT and its Affiliates, and their respective agents and representatives from any liabilities, penalties, losses, costs and expenses, including but not limited to reasonable attorney fees (whether the reasonable fees and charges of external legal counsel and/or the costs and charges, if any, allocated by internal legal department), which FIMAT and/or any Affiliates incur in connection with (i) the exercise of any remedy hereunder or under any Other Agreement, (ii) the care or custody of the Collateral and defending or asserting the rights and claims of FIMAT and/or any Affiliates in respect thereof, and (iii) meeting any obligation of FIMAT and/or any Affiliates which would otherwise fail to be performed by reason of an Event of Default.
V.	MISCELLANEOUS
A.	Governing Law and Submission to Jurisdiction.

All disputes between FIMAT and Customer including, but not limited to, disputes arising directly or indirectly as a result of, or the relationship established as a result of, this Agreement, shall be governed by the substantive laws of the State of New York, without regard to principles of choice of law. Notwithstanding any provision of Applicable Law, Customer agrees to commence all actions of any kind against FIMAT within one year of the event giving rise to any dispute. Customer irrevocably submits to the jurisdiction of the courts of New York and of the Federal Courts of the Southern District of New York with respect to litigation relating to all such disputes, including, but not limited to, disputes arising directly or indirectly as a result of or the relationship established as a result of this Agreement and transactions subject to this Agreement, agrees to commence actions and proceedings and assert claims for relief involving them only in such courts (unless Customer has otherwise agreed to arbitrate all disputes against FIMAT, in which case such arbitration shall be held only in New York City), and consents to service of process by the mailing of copies to Customer by certified mail to Customer’s address as it appears on the books of FIMAT. Such service shall be effective ten days after mailing.

B.	Waiver of Jury Trial. CUSTOMER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO, BUT NOT LIMITED TO, DISPUTES ARISING DIRECTLY OR INDIRECTLY AS A RESULT OF, OR THE RELATIONSHIP ESTABLISHED AS A RESULT OF, THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION THEREWITH. CUSTOMER’S WAIVER OF TRIAL BY JURY IS A PREREQUISITE TO, AND INDUCEMENT OF FIMAT TO OFFER, THE OPENING OF CUSTOMER’S ACCOUNT(S).

C.	Applicable Law and Notes for German Clients. Contrary to German Law, the substantive law of New York does not distinguish between binding and non-binding terminal (futures) transactions (see paragraph 53 of the German Börsengesetz). All trades under this Agreement are therefore binding market transactions. Customer acknowledges that under German Law futures trading gives rise to an imperfect obligation (as provided in paragraphs 762 and 764 of the Burgerliches Gesetzbuch (“BGB”) and paragraph 58 of the German Börsengesetz). Customer also acknowledges that under paragraph 814 of the BGB disclosure of this fact removes any and all rights Customer might otherwise have as a result of the “Differenzeinwand” (paragraph 812 of the BGB). Customer credit balance held by FIMAT will be applied to fulfill, discharge and perform the transaction(s) and as an advance performance or down payment to cover any transaction(s) trading costs.

D.	Force Majeure; Warranty and Disclaimer of Warranties. FIMAT shall not be liable for any delay in performance or for non-performance of its obligations caused by any event beyond the reasonable control of FIMAT. FIMAT may, without liability, cancel this Agreement or any particular transaction contemplated hereunder if its performance is delayed or rendered impossible due to any such event. FIMAT’s sole warranty is that any commodity delivered by it will conform to the description on any confirmation prepared and delivered by FIMAT with respect thereto. FIMAT EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

E.	Non-Waiver; Non-Assignment; Time of the Essence. This Agreement and the Other Agreements, if any, constitute the entire Agreement between FIMAT and Customer with respect to the subject matter hereof and supersede all other understandings, agreements, or communications concerning such subject matter. Any oral representations, warranties, inducements, or agreements made by any representative of FIMAT inconsistent with the provisions of this Agreement are excluded and will not bind FIMAT. FIMAT will be bound by waivers and modifications of any of the terms of this Agreement, any other written agreement, or any transaction, or any attempted assignment by Customer of any right or interest in this Agreement, any other agreement, or any transaction, only if Agreed by FIMAT (as defined). Such agreement will bind FIMAT only in relation to the waiver, modification, or assignment, to which FIMAT has consented in writing. Customer hereby waives the right to claim estoppel or forbearance unless Agreed by FIMAT. Any agreement by FIMAT to forbear liquidation, pursuant to any of its rights and remedies hereunder, may be revoked by FIMAT upon 24 hours notice to Customer (unless a shorter time is commercially reasonable under the circumstances), which notice Customer hereby deems reasonable. FIMAT’s failure to exercise any right or remedy is not a waiver of the right or remedy not exercised or any other right or remedy. Time is of the essence in the performance of Customer’s obligations.
F.	Binding Effect. This Agreement covers all of Customer’s Account(s) with FIMAT, is binding on Customer and Customer’s estate, legal representatives, successors and assigns and inures to the benefit of FIMAT and its successors and assigns.

G.	Communications. Communications may be sent to Customer by mail, telex, telegraph, facsimile transmission, messenger, or other reasonable means at its current address shown on FIMAT’s records, and are deemed received when Customer actually receives them or 24 hours after they are sent, whichever first occurs. FIMAT, in its sole discretion, may record, on tape or otherwise, any telephone conversation between FIMAT and Customer involving their respective officers, agents and employees. Customer hereby agrees and consents to such recording, with or without the use of an automatic tone warning device, and waives any right Customer may have to object to the use or admissibility into evidence of such recording in any legal proceeding between Customer and FIMAT or in any other proceeding to which FIMAT is a party or in which FIMAT’s records are subpoenaed. Customer acknowledges that FIMAT may erase such recordings after a reasonable period of time. FIMAT shall be entitled to rely on any instructions, notices and communications, whether oral or in writing, that it believes to be that of an individual authorized to act on behalf of Customer as authorized to act on its behalf, and Customer shall be bound thereby. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation. Customer will indemnify FIMAT and hold FIMAT harmless from and against all liabilities, penalties, losses, and expenses, including legal expenses, incurred by FIMAT as a result of FIMAT’s acting upon such instructions.

H.	Non-Execution. Any failure by Customer to duly sign this Agreement is not a waiver by FIMAT of any rights it otherwise has against Customer.

I.	FIMAT Has No Responsibility for Advice. FIMAT is not acting as fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account(s) opened by Customer and FIMAT shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers. Customer will not enter into any transaction with FIMAT, and will not hold FIMAT responsible for losses, as a result of any prediction, recommendation, or representation made by any representative of FIMAT. Any information or advice communicated by FIMAT, although based upon information from sources FIMAT believes to be reliable, may be incomplete or inaccurate, may not be verified, and may be changed without notice to Customer. FIMAT makes no representation as to the accuracy, completeness, reliability or prudence of any such information or advice or as to the tax consequences of Customer’s futures or options trading.
J.	Appointment of Agent. Customer’s appointment of an agent on the “Trading and Fee Payment Authorization Limited to Purchases and Sales of Commodities” form (“Trading Authorization”), if applicable, is notice to FIMAT that the person so designated (the “Agent”) is Customer’s agent in respect of Customer’s Account(s) with FIMAT, with complete authority on Customer’s behalf to place orders for purchases and sales, including short sales, for cash or on margin, of Commodities other items in respect of which Customer may from time to time enter into transactions in one or more of Customer’s Account(s) with FIMAT, for immediate or future delivery, to effect delivery and performance of the orders and of the obligations undertaken in connection with the orders, to borrow funds from FIMAT to finance any of the transactions, to lend or pledge Customer’s properties with FIMAT and otherwise to secure Customer’s Liabilities, withdraw or direct the payment of monies, securities, commodities, or other property from Customer’s Account(s) with FIMAT, including to compensate Agent for its services, to settle Customer disputes with FIMAT or between Customer or any other party with whom FIMAT deals for Customer or with whom Customer deals through FIMAT as broker for the third party, and to sign and deliver on Customer’s behalf notices and other documents and to take all other actions necessary or desirable to carry out the terms of this Agreement. Customer agrees to notify FIMAT promptly in writing of the revocation or modification of the Agent’s authority. Customer will indemnify FIMAT and hold FIMAT harmless from and against all liabilities, penalties, losses, and expenses, including legal expenses, incurred by FIMAT in acting as instructed by the Agent and in continuing to act in reliance on the Trading Authorization after revocation or modification but prior to FIMAT’s receipt of written notice thereof.

K.	Termination. Customer may terminate this Agreement, at any time when Customer has no Liabilities and no open positions which could give rise to subsequent Liabilities, upon the actual receipt by FIMAT of written notice of termination. FIMAT may terminate this Agreement at any time upon mailing or delivery of written notice of termination to Customer, provided that any such termination will not affect any transactions theretofore entered into and will not relieve either party of any obligations in connection with any debt or credit balance or other liability or obligation incurred prior to the termination.

L.	Multiple Parties. If any Account(s) established pursuant to this Agreement is on behalf of more than one person:
1.	each signing person is jointly and severally liable for the full and timely performance of all the obligations of all signing persons in connection with this Agreement and any account established and any transaction effected under this Agreement; and the terms hereof shall survive the legal incompetence or death of any or all signing persons;

2.	in connection with any Account(s) established under this Agreement, FIMAT may act upon any order, request or instruction from any one signing person without the necessity of confirmation from any other;

3.	the delivery of any report, statement, notice or other communication to any one signing person is deemed to have been to all of the signing persons;

4.	FIMAT may deliver any Collateral of any of the signing persons to any one or more of the signing persons, and make payments from any Account(s) established pursuant to this Agreement to or upon the order or direction of any one of them, and FIMAT is under no obligation to inquire into the purpose of any request for the delivery of any such Collateral or the making of any such payment, or to see to the disposition or application thereof; and
5.	unless FIMAT is advised otherwise in writing, the interest of the signing persons in any Account(s) established under this Agreement shall be deemed to be a joint tenancy with rights of survivorship and not a tenancy in common.
M.	Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

N.	Captions. Captions used in this Agreement are used for convenience and neither form an integral part of this Agreement nor limit the applicability or affect the meaning of any of the Agreement’s provisions.
VI.	ELECTRONIC TRADING SYSTEMS

FIMAT may make available to Customer the ability to trade, directly or indirectly (in whole or in part), through electronic trading systems (ETS) such as GLOBEX or ACCESS or other electronic systems. The sponsoring organizations or such systems may make certain information available and in some cases require special disclosures for these systems. To the extent these disclosures are required and other information is available, it has been set forth in the accompanying booklet entitled “Exchange Disclosures and Notices,” which Customer acknowledges receiving by signing below.
VII.	ACCEPTANCE OF AGREEMENT

This Agreement shall not be deemed to be accepted by FIMAT or become a binding contract between Customer and FIMAT until approved by a duly authorized officer of FIMAT in writing in accordance with its internal procedures. Customer represents, unless Customer has executed the Joint Tenants Agreement; the Partnership Authorization; the Certificate of Corporate Resolution; or the Trust Authorization, that this is an individual account and no one else has an interest in this account and Customer has authority and capacity to enter into this Agreement.
VIII.	OTHER AGREEMENTS AMONG THE PARTIES; CONFLICTS

Customer acknowledges that in addition to this Agreement, FIMAT may request that Customer and/or any Affiliate of Customer to execute and deliver such agreement(s), instrument(s) and document(s) as FIMAT may prescribe, which agreement(s), instrument(s) and documents upon their execution, shall become an Other Agreement. In the event of a conflict between the provisions of this Agreement and the provisions of any Other Agreement, the provisions of this Agreement shall govern to the extent the underlying transactions relate to futures contracts or options thereon.

IX.	FOR HEDGE CUSTOMERS ONLY

CUSTOMER WARRANTS, BY INITIALLING IN A BOX BELOW, THAT IT WILL ENGAGE IN BONA FIDE HEDGING TRANSACTIONS PURSUANT TO CFTC REGULATION 1.3(z). IN THE EVENT OF BANKRUPTCY, CUSTOMER PREFERS THAT THE TRUSTEE (PLEASE INITIAL CHOICE)

LIQUIDATE	LIQUIDATE	NOT

OPEN COMMODITY CONTRACTS IN CUSTOMER’S HEDGE ACCOUNT WITHOUT SEEKING ITS INSTRUCTIONS.
PLEASE ACKNOWLEDGE YOUR AGREEMENT AND CONSENT TO THIS CUSTOMER AGREEMENT BY SIGNING BELOW.
BY SIGNING BELOW, CUSTOMER ALSO ACKNOWLEDGES THAT CUSTOMER HAS RECEIVED AND UNDERSTANDS THE FOLLOWING ATTACHED DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC:
Please initial if received and understood:

Risk Disclosure Statement for Futures and Options Attached at pg. 1
ACCOUNT NAME: _____________________________

BY:

	Authorized Signature	Date	Name (Please Print)

BY:

	Authorized Signature	Date	Name (Please Print)

Merrill Lynch, Pierce, Fenner & Smith, Inc
One South Wacker Drive, Suite 300, Chicago, Illinois 60606

Tel: 312-442-5448

RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS
     This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.
Futures
1. Effect of ‘Leverage’ or ‘Gearing’
     Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are ‘leveraged’ or ‘geared.’ A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.
2. Risk-reducing orders or strategies
     The placing of certain orders (e.g., ‘stop-loss’ orders, where permitted under local law, or ‘stop-limit’ orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as ‘spread’ and ‘straddle’ positions, may be as risky as taking simple ‘long’ or ‘short’ positions.
Options
3. Variable degree of risk
     Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e., put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.
     The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment, which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

     Selling (‘writing’ or ‘granting’) an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavorably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the position is ‘covered’ by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.
     Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.
Additional risks common to futures and options
4. Terms and conditions of contracts
     You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g., the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.
5. Suspension or restriction of trading and pricing relationships
     Market conditions (e.g., illiquidity) and/or the operation of the rules of certain markets (e.g., the suspension of trading in any contract or contract month because of price limits or ‘circuit breakers’) may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.
     Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge ‘fair’ value.
6. Deposited cash and property
     You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specified legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

7. Commission and other charges
     Before you begin to trade, you should obtain a clear explanation of all commissions, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.
8. Transactions in other jurisdictions
     Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade, you should inquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.
9. Currency risks
     The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.
10. Trading facilities
     Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.
11. Electronic trading
     Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risk associated with the system, including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.
12. Off-exchange transactions
     In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

INSTITUTIONAL FUTURES CLIENT ACCOUNT AGREEMENT
Merrill Lynch, Pierce, Fenner & Smith Incorporated, with an office at 1 South Wacker Drive, Suite 300, Chicago, Illinois, 60606, (“Merrill Lynch”) agrees to carry one or more account(s) (“Account”) for the undersigned (“Client”) and provide services to Client in connection with the purchase and sale of cash commodities (including financial instruments), options on cash commodities, commodity futures contracts, options on futures contracts, security futures products, forward or leverage contracts, exchange of futures for physicals, and any similar instruments which may be purchased or sold by or through Merrill Lynch for Client’s Account (collectively referred to as “Futures Contracts”). In consideration thereof, Client and Merrill Lynch agree as follows:
1. AUTHORIZATIONS AND ACKNOWLEDGMENTS
Client authorizes Merrill Lynch to purchase or sell Futures Contracts for Client’s Account(s) in accordance with Client’s oral or written instructions. Client hereby waives any defense that any such instructions were not in writing as may be required by any law, rule or regulation. In any such transaction, Merrill Lynch may act as agent or principal and may charge a mark-up or commission, as may be limited by law, rule or regulation. All contracts and transactions entered into after the close of any applicable futures exchange’s normal business hours may be considered next business day activity. Merrill Lynch is not acting as a fiduciary, commodity trading advisor, investments advisor or commodity pool operator with respect to Client or any Futures Contracts or Account(s) and Merrill Lynch shall have no responsibility for compliance with any law or regulation governing the conduct of any such fiduciary or advisor selected by Client or Client’s conduct as a fiduciary, if applicable.
2. APPLICABLE LAW
All transactions under this Agreement shall be subject to the Commodity Exchange Act and the constitution, rules, regulations, customs, usages, rulings and interpretations of the Commodity Futures Trading Commission (“CFTC”), the National Futures Association (“NFA”), domestic or foreign exchange markets, and their clearing houses, if any, where the transactions are executed by Merrill Lynch or Merrill Lynch’s agents (“Applicable Law”). Merrill Lynch is hereby authorized, in its discretion, to employ affiliated and nonaffiliated clearing members, carrying brokers and floor brokers as Merrill Lynch’s agents or to engage in pre-execution discussions, in connection with the execution, carrying, clearance, delivery and settlement of any such transactions as permitted by Applicable Law. Client agrees to provide Merrill Lynch any information necessary for Merrill Lynch to respond to any inquiry from any exchange, contract market or other regulatory agency pursuant to Applicable Law.
Absent a separate written agreement with Client with respect to give-ups, Merrill Lynch, in its discretion, may, but shall not be obligated to, accept from other brokers selected by Client, Futures Contracts executed by such brokers which are given up to Merrill Lynch for clearing in any Account(s). If Client has executed with other brokers and Merrill Lynch is required to pay such executing brokers give up fees, Client agrees that Merrill Lynch may withhold such fees from Client’s account in anticipation of such payment coming due.
3. MERRILL LYNCH REPRESENTATIONS
Merrill Lynch and its managing directors, officers, employees and affiliates may take or hold positions in or advise other clients concerning contracts which are the subject of advice from Merrill Lynch to the Client, which positions and advice may be consistent with or contrary to positions which are the subject of advice to the Client. In addition, Merrill Lynch, its directors, officers, employees, parent companies and affiliates may act on the other side of your order by the purchase or sale for an account in which Merrill Lynch or any person affiliated with Merrill Lynch has a direct or indirect interest, subject to such order being executed in accordance with and subject to the limitations and conditions of exchange rules or other Applicable Law.
4. CLIENT REPRESENTATIONS
Client represents and warrants that (a) the individual(s) whose signatures are stated below is/are duly authorized and empowered to execute and deliver this Agreement and to effect purchases and sales of Futures Contracts through Merrill Lynch in one or more Accounts until such time as Merrill Lynch is notified by Client to the contrary; (b) regardless of any subsequent determination to the contrary, Client is a sophisticated user of the futures markets and is aware of the risks and obligations of Futures Contracts and is fully prepared to assume such risks and obligations; (c) trading in Futures Contracts is within the power of Client and such activity will in no manner contravene the provisions of any corporate resolutions, by-laws, statutes, rules, regulations, operating agreement, partnership agreements, plan documents, trust agreements or any judgments, orders or other agreements to which Client is bound; (d) Client is duly organized and in good standing under the laws of the jurisdiction in which it was organized and in all jurisdictions where it is qualified to do business; (e) Client is acting as principal and not as agent in transactions under this Agreement and no person other than Client has or will have an interest in Client’s Account(s) except as otherwise disclosed to Merrill Lynch herein; (f) Client agrees to provide any information regarding its transactions in Futures Contracts in the Account if requested of Merrill Lynch by any regulatory authority and (g) Merrill Lynch is authorized to follow the instructions of the undersigned in every respect concerning this Account, including, but not limited to, payment of monies. With respect to activity in the Account(s), Merrill Lynch may rely upon the instructions of the above referenced individuals or any individuals subsequently authorized by Client until Client notifies Merrill Lynch to the contrary.
If Client engages in exchange of futures for physical (“EFP”) transactions or exchange of futures for swap transactions (“EFS”), Client acknowledges and agrees that, in connection with any EFP or EFS that (a) if the Client is the seller of the cash contract(s) or swap, then the Client is the buyer of the futures contract(s) being exchanged in the EFP or EFS respectively; and (b) if the Client is the buyer of the cash contract(s) or swap then the Client is the seller of the futures contract(s) being exchanged in the EFP or EFS, respectively. Upon request by Merrill Lynch, Client agrees to provide documentation sufficient to verify its purchase or sale of the cash contract or swap contract.
5. MODIFICATION AND TERMINATION
Whenever any statute shall be enacted which shall affect in any manner or be inconsistent with any of the provisions hereof, or whenever any rule or regulation shall be prescribed or promulgated by the CFTC, various commodity exchanges, or other agency or body having jurisdiction, which shall affect in any manner or be inconsistent with any of the provisions hereof, the provisions of this Agreement so affected shall be deemed modified or superseded, as the case may be, by such statute, rule or regulation, and all other provisions of the Agreement and the provisions as modified or superseded, shall in all respects continue to be in full force and effect. Merrill Lynch shall use commercially reasonable efforts to give notice to the Client of any material change in conduct under this Agreement required by any such statute, rule or regulation.
Either party may terminate this Agreement at any time by notice to the other. However, such termination by Client shall not affect any transaction entered into by Client prior to receipt of such notice by Merrill Lynch, or any open commodity positions or any liability held by or owed to Merrill Lynch by Client at the time of such termination. If Client has outstanding give-up bills owed to other brokers at the time of its termination of this Agreement, Merrill Lynch may withhold the amount of such fees in order to make such payments.
Other than as set forth in the first paragraph above, no provision of this Agreement shall in any respects be waived, altered, modified or amended unless such waiver, alteration, modification or amendment is in writing and signed by one Merrill Lynch’s authorized officers and by one of Client’s authorized officers. Client attests that if Client has downloaded this Agreement from the internet or any electronic message, Client has printed it directly from the PDF or other electronic file provided by Merrill Lynch without additional modification.
6. ADVICE
All advice with respect to Futures Contracts transmitted by Merrill Lynch with respect to the Account is solely incidental to the conduct of Merrill Lynch’s business as a futures commission merchant and such advice will not serve as the primary basis for any decision by the Client. Merrill Lynch shall have no discretionary authority, power or control over any decision made by Client with respect to the Account, whether or not Merrill Lynch’s advice is utilized in such decision.
7. POSITION LIMITS
Client acknowledges Merrill Lynch’s right to limit the number of open positions which Client may maintain or acquire through Merrill Lynch at any time upon notice to Client. In addition, Client agrees it will not exceed contract market position limits without appropriate prior approval from the relevant contract market. Client agrees that it shall not agree with any exchange or contract market to act as a market maker using Merrill Lynch’s execution or clearing capabilities without the prior written approval of Merrill Lynch.
8. EXTRAORDINARY EVENTS AND THIRD PARTY ACTIONS
Merrill Lynch shall not be liable for breakdown or failure of transmission of communication facilities, systems or software, government restrictions, war or acts of terrorism, exchange failures or market rulings or natural disasters. Merrill Lynch shall not be liable to Client for any loss, cost, expense or damage to the Client with respect thereto, except as a result of Merrill Lynch’s gross negligence, willful misconduct or bad faith.
Under no circumstances shall Merrill Lynch have any responsibility, liability or obligation regarding any conduct, act, omission or representation of any introducing firm, commodity trading advisor, investment adviser or third party vendor selected by Client to give Client research or advice, to electronically route orders to Merrill Lynch or to provide like services to Client. For the avoidance of doubt, Merrill Lynch shall not be responsible for monitoring any trading limitations Client may have provided to such third party.
9. SECURITY AND LENDING
All monies, securities, Futures Contracts or other property which Merrill Lynch may at any time be carrying for the Client or which may at any time be in Merrill Lynch’s possession, including safekeeping, shall be subject to a general lien, security interest and right of set-off and recoupment in Merrill Lynch’s favor to discharge all obligations of the Client to Merrill Lynch, irrespective of whether or not Merrill Lynch may have made advances in connection with such securities, Futures Contracts or other property, and irrespective of the number of accounts the Client may have with Merrill Lynch. Merrill Lynch may apply or transfer such funds or other property of Client between any of Client’s accounts for the purposes of margin or reduction or satisfaction of any net debit balance. Client will not cause or allow any of the collateral held in the Account, whether now owned or hereafter acquired, to be or become subject to any liens, security interests or encumbrances of any nature without the prior written consent of Merrill Lynch, and in no event shall the collateral held in Client’s Account be subject to a lien or security interest superior to that of Merrill Lynch.
In accordance with the terms and limitations of the Commodity Exchange Act regarding investment and pledging of Client assets, the Client grants to Merrill Lynch the right to carry in its general loans, and to pledge, re-pledge, hypothecate, re-hypothecate, invest or loan, either separately or with the property of other clients, to either itself as broker or to others, any securities or other property held by Merrill Lynch on margin for the Account(s) of the Client or as collateral therefore.
10. FEES AND COMMISSIONS
Client shall be charged exchange and regulatory fees as determined by the relevant exchange and/or regulator. If Client is a member of any U.S. exchange, Client must advise Merrill Lynch accordingly if Client may avail itself of any reduced fee at such exchange. In addition, Client must notify Merrill Lynch if it ceases to be a member of any such exchange. Client shall be liable for all fees (including any fines) owed to the exchange if Client fails to give such notice to Merrill Lynch. Merrill Lynch may pay interest to Client on any available margin excess as agreed to from time to time between Merrill Lynch and Client. Merrill Lynch may charge interest upon Clients Account(s) in accordance with Merrill Lynch’s customary charges, as determined by Merrill Lynch, at the time of the acceptance of this Agreement and thereafter. Client agrees to pay all such commissions as agreed to from time to time between Merrill Lynch and Client.
11. MARGIN
The Client will at all times maintain such margins or collateral for said Accounts, as are reasonably required by Merrill Lynch or an exchange, contract market or clearing house, and will at any time upon Merrill Lynch’s demand, discharge margin obligations of the Client to Merrill Lynch.
12. LIQUIDATION
If any of the following events shall occur, Merrill Lynch may proceed in accordance with the following paragraph: (a) Client shall be dissolved or in any other way terminated other than a bona fide restructuring (with prior notice to Merrill Lynch) that results in a successor entity with no lesser credit quality than the original entity; (b) Client shall fail to timely deposit or maintain initial or original margin, or make timely payment of additional or variation margin; (c) Client shall fail to pay the premium on any option purchased by Client; (d) a proceeding under any applicable bankruptcy or insolvency law, an assignment for the benefit of creditors or an application for a receiver, custodian, conservator, administrator, liquidator or trustee shall be filed or applied for, by Client (or if Client is a trust, its trustee), or an order for relief shall be issued by a court for the winding up, liquidation or administration of Client (or, if Client is a trust, its trustee); (e) Client has suffered a material change in its financial condition and is unable to provide Merrill Lynch with adequate assurances of its financial stability; (f) Client’s Account shall incur a deficit balance; (g) Merrill Lynch shall determine that any material representation or warranty made by Client to Merrill Lynch is untrue or inaccurate and Client is unable to prove otherwise; (h) if Client is an investment company, commodity pool or other form of collective investment vehicle, proceedings for the revocation or suspension of any registration of any public offering of interests in Client or of any person or entity required to be registered in connection with Client’s activities have been instituted or are pending or threatened by any governmental agency or self-regulatory organization.
In each event specified above, Merrill Lynch may liquidate Client’s open positions in whole or in part, sell or otherwise dispose of, realize, set off or apply any or all of the property represented by an entry on or standing to the credit of Client’s Account or held by, to the order or under the direction or control of Merrill Lynch or any exchange or clearing organization through which transactions on Client’s behalf are executed or cleared, buy any property for Client’s Account, and/or cancel any outstanding orders and commitments made by Merrill Lynch on Client’s behalf. Without prejudice to the foregoing, Merrill Lynch shall have (to the greatest extent permitted by applicable law) all of the rights of a secured party with respect to the property referred to above, and any rights, powers and remedies provided herein shall operate as a variation and extension of any statutory power of sale, application or realization available to Merrill Lynch as a secured party.
Any such liquidation, sale, purchase and/or cancellation may be made at Merrill Lynch’s discretion on any exchange or other market or through any clearing organization where such business is transacted, at public auction or at private sale, upon prior notice to Client if reasonable under the circumstances, without advertising the same and without prior tender, demand or call upon Client. No prior tender, demand or call from Merrill Lynch of the time and place of such liquidation, sale, purchase and/or cancellation shall be deemed to be a waiver of Merrill Lynch’s right to liquidate, sell, purchase and/or cancel as provided herein.
In any transaction described above, Merrill Lynch may sell any property to itself or its affiliates or buy any property from itself or its affiliates in an arms-length transaction. Merrill Lynch may, to the extent permitted by law, purchase the whole or any part thereof free from any right of redemption. In all cases, Client shall remain liable for, and shall pay to Merrill Lynch the amount of, any deficiency in Client’s Accounts with Merrill Lynch resulting from any transaction described herein above. So long as Merrill Lynch’s rights or position would not be jeopardized thereby, Merrill Lynch shall make a good faith effort to notify Client of its intention to take any of the actions specified in this paragraph before taking any such action, provided that Merrill Lynch shall not be deemed to have breached any obligation to Client if no such notice is given.
13. CURRENCY FLUCTUATION RISK/PAYMENT OBLIGATIONS
All initial and subsequent deposits for margin purposes shall be made in U.S. Dollars unless otherwise agreed by Merrill Lynch and Client. By placing an order for a Futures Contract that settles in a currency other than U.S. dollars, Client agrees that Merrill Lynch may convert to the appropriate currency funds sufficient to meet the applicable margin requirement. Client understands and agrees that if Client trades in such Futures Contracts, the margin for and accruals from such trading may be held in the applicable currency outside of the U.S., a money center country or the country of origin of such currency and that accounts held outside of the U.S. may not be afforded the bankruptcy protections of the U.S. bankruptcy code.
Client shall bear all risk and cost in respect to the conversion of currencies incurred relative to transactions effected on behalf of Client pursuant hereto. In no event shall Merrill Lynch be required to effect or be responsible for the conversion of funds in anticipation of changes in prevailing rates of exchange.
With respect to all securities, Futures Contracts and other property purchased or sold for Client’s

Account(s), Client agrees to pay Merrill Lynch upon demand: (a) any tax imposed on such transactions by any competent authority; (b) the amount of any trading losses in Client’s Account(s) and (c) any debit balance or deficiency remaining in Client’s Account(s).
14. DELIVERY INSTRUCTIONS FOR PHYSICAL SETTLEMENT/OPTIONS EXERCISE
The Client understands that, if Client maintains an account for speculation, liquidating instructions on open futures positions maturing in a current month must be given to Merrill Lynch at least three (3) business days prior to the first notice day or last trading day, whichever is earlier. If Client maintains an Account for hedging, Client understands that liquidating instructions on open futures positions maturing in a current month must be given to Merrill Lynch at least one (1) business days prior to the first notice day in the case of long positions and, in the case of short positions, at least one (1) business days prior to the last trading day. Alternatively, sufficient funds to take delivery or necessary delivery documents to make delivery must be delivered to Merrill Lynch within the same period(s) described above, as applicable. Client understands and acknowledges that option positions may be subject to automatic exercise procedures. Merrill Lynch will exercise all in-the-money option positions that are subject to automatic exercise unless Client advises Merrill Lynch to the contrary. If Client fails to comply with any of the foregoing obligations, Merrill Lynch may, at its discretion and in any commercially reasonable manner, liquidate any open positions, make or receive delivery of any securities, commodities or instruments, or exercise or allow the expiration of any option. Client shall remain fully liable for all costs, expenses and liabilities incurred by Merrill Lynch in connection with such transactions and for any remaining debit balance.
In the event Merrill Lynch has requested from Client instructions, funds or documents and none are received by Merrill Lynch within the applicable time frame above, Merrill Lynch without any further notice or requests, may either liquidate the Client’s positions, or make or receive delivery on the Client’s behalf upon such terms and by such methods which Merrill Lynch deems to be feasible. In all cases, if any exchange or self-regulatory organization requests delivery intention instructions from Merrill Lynch, Client shall provide such instructions promptly without regard to the above time frames.
In the case of Merrill Lynch’s inability to deliver any security, commodity or other property to the purchaser by reason of failure of the Client to supply Merrill Lynch therewith, then and in such event, the Client authorizes Merrill Lynch to borrow any security, commodity or other property necessary to make delivery thereof. Client agrees to be responsible for any premiums which Merrill Lynch may be required to pay thereon or any cost which Merrill Lynch may sustain by reason of Merrill Lynch’s inability to borrow the security, commodity or other property sold.
Notwithstanding the foregoing, any time that Client fails to make or take delivery, Client agrees that it shall be responsible for any debit, loss, exchange or clearing corporation fine or other assessment or penalty levied against Merrill Lynch as a result of Client’s failed delivery.
15. VERIFICATION OF INFORMATION
Federal law requires all financial institutions to obtain, verify, and record information that identifies each Client who opens an account and, therefore, in order to open an account, Merrill Lynch may request Client’s name, formation documents, licenses, as well as other information necessary to verify identity (including date of birth for individuals). Further, Client understands that an investigation may be conducted at banks, financial institutions and credit agencies pertaining to Client’s identity, credit standing and its business. The Client agrees to notify Merrill Lynch if the financial information provided to Merrill Lynch by Client changes in any material respect.
If more than one person or entity owns an interest in the Account, all such persons and entities shall execute this Agreement and each shall be deemed to be the Client.
16. CONCLUSIVENESS OF REPORTS
All written and oral reports related to the Accounts, including but not limited to confirmations, purchase and sale statements and monthly statements, given to Client shall be conclusive and binding on Client unless Client notifies Merrill Lynch of any objection as follows: (i) in the case of any oral communication, at the time such report is given to Customer, and (ii) in the case of any written communication, before the opening of trading on the business day following the day on which Client received such written communication, provided however, that with respect to monthly statements, Client will notify Merrill Lynch of any objection within two (2) business days after receipt.
Communications will be sent to the Client via mail, electronic transmission or facsimile at Client’s request, at the address of record on the Account Application submitted by Client or at such other address as the Client may hereafter give Merrill Lynch in writing. Client must notify Merrill Lynch if it is not receiving its statements in a timely manner.
All objections should be directed to Client’s futures client service representative or to Merrill Lynch’s Futures Operations Division at 312.442.5450. If any error is not corrected timely or if Client has any other compliant, Client must send a written notice to Merrill Lynch at Merrill Lynch, Pierce, Fenner & Smith, Futures Compliance Department, World Financial Center, North Tower, 12th Floor, New York, NY, 10080, facsimile number 212.738.2788.
17. GOVERNING LAW, JURISDICTION, SUCCESSORS AND BINDING EFFECT
This Agreement and its enforcement shall be governed by the laws of the State of New York without regard to conflicts of law principles. Client submits to the non-exclusive jurisdiction of the courts of the State of New York and of the Federal Courts in the Southern District of New York with respect to any claim arising out of or involving this Agreement. Client agrees that any claim, action or proceeding arising under or in any way relating to this Agreement must be brought, if at all, within one year of the date of the event(s) giving rise thereto. Client and Merrill Lynch hereby waive a trial by jury in any action arising out of or relating to this Agreement or any transaction in connection therewith.
All provisions shall be continuous, and shall cover the Account(s) which the Client opens with Merrill Lynch, and shall inure to the benefit of Merrill Lynch’s parent firm or any successor organization, and shall be binding upon the Client, its successors and assigns. If any part of this Agreement is found by a court of competent jurisdiction to be void, unlawful or unenforceable, the remainder of this Agreement shall continue in full force and effect.
In accordance with CFTC Regulation 1.65, Merrill Lynch may assign the Client’s Account(s) and this Agreement to another registered Futures Commission Merchant (“FCM”) by notifying the Client of the date and name of the intended assignee FCM, which notice shall be provided to Client at least ten business days prior to the date of the intended assignment. Unless Client objects to the assignment prior to the scheduled date for the assignment, the assignment will be binding on the Client. Client may not assign this Agreement without Merrill Lynch’s prior consent, which shall not be unreasonably withheld.
18. COMPENSATION FOR LOSSES AND EXPENSES
Client agrees to compensate Merrill Lynch, its parent, affiliates, employees and agents for any and all loss, liability or cost (including reasonable attorneys’ fees), penalty or tax incurred by Merrill Lynch as a result of Client’s failure to comply with any provision of, or to perform any obligation under, this Agreement.
If Client is a trust, then specifically, without limiting the generality of the prior paragraph, Client agrees that Merrill Lynch shall not be responsible for its compliance with the Trustee’s instructions. Merrill Lynch shall be responsible to Client for any breach of this Agreement by Merrill Lynch and the conduct of its employees and agents which constitutes negligence or willful misconduct.
19. RECORDING
Each party understands that the other party, in its discretion, may record on tape or otherwise, any telephone conversation between the parties, although neither party assumes responsibility to do such or to retain such recordings. The parties acknowledge, authorize and consent to the electronic recording of telephone conversations between Client, Merrill Lynch or any of their respective employees, agents or associated persons, on tape or otherwise, with or without the use of an automatic tone warning device. The parties further agree that they have notified or will notify their respective employees of such recording and to obtain any necessary consent of such employees through policy manuals or otherwise. Each party agrees that such recordings may be submitted in evidence in any proceeding or action relating to this Agreement, provided, however, the parties agree not to object to admission of such evidence based on the fact that the recording may not be a “writing” and may not be “signed.”
20. ERISA CLIENTS
If Client is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), Client or its advisor, if applicable, has considered the obligations and requirements of ERISA, including prudence and diversification, with respect to trading Futures Contracts and the other transactions anticipated under this Agreement. Client’s represents that the opening of the Account will not result in or constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or any similar provision of applicable law, for which an exemption is not available, and the undersigned will not enter into any transaction using assets of the Account that will result in or constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code or any similar provision of applicable law, for which an exemption is not available. Client agrees that Merrill Lynch has no discretionary authority over this Account and is not a fiduciary with respect to Client.
21. HEDGE ACCOUNT DESIGNATION (Please strike Paragraphs 21 & 22 if Client’s Account is speculative)
If this Account(s) is a hedge Account(s), all orders which the Client gives for the purchase or sale of futures or options contracts for the Client’s Account(s) will represent bona fide hedges in accordance with accepted definitions of hedge transactions as that term is defined in Regulation 1.3(z) under the Commodity Exchange Act, if applicable, and any amendments or interpretations thereto which may be made in the future by the Commodity Futures Trading Commission. Client acknowledges that it is required to complete the Required Hedge Account Instructions in Paragraph 22 below and notify Merrill Lynch if any transactions in Futures Contracts should no longer be designated as hedged Futures Contracts.
22. REQUIRED HEDGE ACCOUNT INSTRUCTIONS
If Client has indicated on the Futures Account Application that orders placed for the Account represent bona fide hedging transactions, please complete the following. Client should note that CFTC Regulation §190.06 permits Client to specify whether, in the unlikely event of Merrill Lynch’s bankruptcy, Client prefers the bankruptcy trustee to liquidate all positions in the Account. Accordingly, Client hereby elects as follows: (please check appropriate box):
☐   Liquidate          ☐   Not Liquidate
If neither alternative is initialed, Client will be deemed to have elected to have all positions liquidated. This election may be changed at any time by Client through written notice.

23. RECEIPT OF CLIENT ACKNOWLEDGMENTS
By checking the boxes and signing below, Client hereby expressly acknowledges and agrees that Client has received, read and understood and has retained a copy of the “Risk Disclosure Statement for Futures and Options” which includes the disclosures required by CFTC Rules 1.55, 30.6, 33.7 and 190.10(c), the specific disclosure statements below and other disclosure and risk statements applicable to Client’s account as set forth in this Agreement and the “Client Account Application, Disclosure Statements and Notices”. Please check all boxes.
❒ Risk Disclosure Statement for Futures and Options

❒ Authorization to Transfer Client Funds (as set forth in Section 9)

❒ Authorization for Cross Transactions (as set forth in Section 3)
Client hereby acknowledges that Client has read and understands all the disclosures provided and agrees to be bound by all of the terms contained in this Agreement. Client agrees to immediately notify Merrill Lynch of any material changes to the information contained herein. Merrill Lynch and Client agree that this Agreement may be executed in counterparts.
PLEASE NOTE: If this Agreement is executed on behalf of a corporation, a corporate resolution authorizing the signature(s) below must be attached. If this Agreement is executed on behalf of a partnership, then the signature(s) below is/are that of all of the General Partners and the partnership agreement must be attached. If this Agreement is executed on behalf of a Trust, the Trustee signature block below must be signed and the trust agreement provided. If this Agreement is executed on behalf of a limited liability company or a non-US limited company, the operating agreement or a resolution authorizing the signature(s) below must be attached. Persons signing this Agreement must provide proof of identity. Additional documentation may be requested in accordance with applicable anti-money laundering policies.
Please indicate your understanding and agreement of these terms by signing below.

Account Name:____________________________________________________________________________________

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	Authorized Signature	Date
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	Print Name	Title
By:	___________________________________________________	___________________________________________________
	Authorized Signature	Date
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____________________________________	Merril Lynch	________________________________________